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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of January 1, 1998 (the "Effective Date"), by and between PPO Management Solutions, Inc. (the "Corporation") and Patrick W. Kennedy ("Employee").

                                   WITNESSETH

         WHEREAS, the Corporation operates a business that develops, operates, markets and services PPO management and repricing systems and software relating to managed care networks (the "Business"); and

         WHEREAS, Employee has competence and experience as an information services executive in managed care organizations; and

         WHEREAS, Employee has been employed by MedicalControl, Inc., a sister corporation of the Corporation ("MCI") since August 21, 1995; and

         WHEREAS, effective January 1, 1998, the Business was transferred from MCI to the Corporation; and

         WHEREAS, the Corporation desires to employ Employee as a Senior Vice President of the Corporation, and Employee is willing and desirous to be so employed under mutually satisfactory terms and conditions; and

         WHEREAS, the Corporation and the Employee will be developing marketing materials and prospect lists for the sale and marketing of the Corporation's products all of which will be the Corporation's trade secrets and confidential and proprietary information; and

         WHEREAS, Employee and its staff will be modifying, improving and refining the Corporation's PPO management and repricing software products and in so doing Employee will acquire information regarding the Corporation's trade secrets and confidential and proprietary information; and

         WHEREAS, the parties desire to provide a full statement of their agreement in connection with Employee providing of services to the Corporation during the term of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration hereinafter recited, the Corporation and Employee agree as follows:

         1. Employment as Senior Vice President. The Corporation hereby offers and Employee hereby accepts employment as a Senior Vice President of the Corporation and shall perform the duties described on Exhibit A and such other similar services for the Corporation as may be directed from time to time by the President of the Corporation. Employee shall also use his best efforts to preserve the business of the Corporation and the goodwill of all employees, customers, suppliers and other persons having business relations with the Corporation and its affiliates.

         2. Reporting Relationship. Employee, in performing his services as a Senior Vice President, shall be subject to the control and direction of the President of the Corporation, shall perform



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his duties in a diligent, trustworthy, loyal, businesslike and efficient manner, and shall abide by all company policies and rules, all for the purpose of advancing the business of the Corporation.

         3. Exclusive Contract. Employee will engage in no other business activities or affairs whatsoever, neither for another party nor in his own behalf, and without regard as to whether such services are performed after established work hours or on weekends without prior approval of the President of the Corporation.

         4. Base Salary. The Corporation shall pay to Employee, and Employee agrees to accept as full consideration for his employment, $11,666.67 per month during the term of this Agreement, payable in two equal installments each month, subject to all withholdings (i) required by federal, state or local law and (ii) pursuant to any agreement with Employee. If (a) the Corporation shall cease to exist or operate prior to the expiration of this Agreement and (b) Employee is not an employee of MedicalControl, Inc. or any of its subsidiaries or any successor in interest to the Corporation after the merger into the other entity or sale of the Corporation to the other entity, the Corporation shall be fully liable for the lesser of (i) all payments and provisions due under this Section 4 for the remaining term of this Agreement or (ii) one year of Employee base salary at the time of termination.

         5. Term. This Agreement shall remain in full force and effect for a term of three (3) years concluding on January 1, 2001.

         6. Restrictive Covenants.

         (a) Nonemployment Agreement. For a period of two years after the termination or cessation of his employment with the Corporation for any reason whatsoever, Employee shall not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee of the Corporation or its affiliates to leave the employment of the Corporation or its affiliates, nor shall he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Corporation concerning the names and addresses of the Corporation's employees. Businesses that are competitive with the Corporation, for the purpose of this
Section 6, shall be only those that develop, implement or sell provider network management or repricing software for preferred provider organizations or provider service organizations or their industries.

         (b) Noncompetition Agreement. Employee acknowledges and agrees that the training he will receive, the experience he will gain while employed and the information he will acquire regarding the Corporation's trade secrets and confidential and proprietary information will enable him to injure the Corporation if he should compete with the Corporation in a business that is competitive with the business conducted or to be conducted by the Corporation. For these reasons, Employee hereby agrees as follows:

         (i) Without the prior written consent of the Corporation, Employee shall not, during the period of employment with the Corporation, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business that is competitive with that of the Corporation or its affiliates, (ii) accept employment with or render services to a competitor of the Corporation or any of its affiliates as a director, officer, agent, employee or consultant, (iii) contact, solicit or attempt to solicit or accept business from any (A) customers of the Corporation or its affiliates or (B) person or entity whose business the Corporation or its affiliates is soliciting,
(iv) contact, solicit or attempt to solicit or accept or direct business that is competitive with such business being conducted by the Corporation during Employee's employment under this Agreement from any of the customers of the Corporation or any of its affiliates, or (v) take any action inconsistent

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with the fiduciary relationship of an employee to his employer. As used in this
Section 6 of this Agreement, "affiliates" shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Corporation.

         (ii) Upon any termination or cessation of his employment with the Corporation for any reason whatsoever, and for a period of two years thereafter, Employee shall not, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, within the United States of America (the "Restricted Area"), (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business that is competitive with that of the Corporation or its affiliates, (ii) accept employment with or render services to a competitor of the Corporation or its affiliates as a director, officer, agent, employee or consultant, or (iii) contact, solicit or attempt to solicit or accept business (A) from any of the customers of the Corporation or its affiliates as of the date of this Agreement or at the time of Employee's termination or cessation of employment, or (B) from any person or entity whose business the Corporation or its affiliates were soliciting as of such time. For purposes of this Agreement, a competitor specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations or other entities that market products and/or perform services in direct or indirect competition with those marketed and/or performed by the Corporation or its affiliates within Restricted Area.

         (c) Severability. The parties hereto intend all provisions of this
Section 6 to be enforced to the fullest extent permitted by law. Employee acknowledges and agrees that the restrictive covenants in this Section 6 are reasonable and valid in geographic and temporal scope and in all other respects. Employee also acknowledges that the enforcement of the restrictive covenants in this Section 6 will not prevent Employee from finding other employment. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Section 6 is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Employee agrees that the noncompetition agreements and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the covenants and agreements of Employee contained in the noncompetition, or nonemployment agreements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         7. Termination. The Corporation may terminate Employee's employment and this Agreement at any time for just cause. For purposes of this Section 7, "just cause" for termination shall include (a) the failure or inability for any reason of Employee to devote his full business time to the Corporation's business, (b) the failure of Employee to diligently or effectively perform his duties under this Agreement, (c) the conviction of Employee of any felony, (d) any breach by Employee of any of the terms of, or the failure to perform any covenant contained in, this Agreement, or (e) the violation by Employee of instructions or policies established by the Corporation with respect to the operation of its business and affairs or Employee's failure to carry out the reasonable instructions of the President of the Corporation.

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         8. Death. This Agreement shall terminate automatically upon the death of Employee.

         9. Disability. If at the end of any month Employee is, and has been for substantially all the normal working days during six or more consecutive months, unable to perform the duties specified pursuant to this Agreement, due to mental or physical disability, then Employee's employment may be terminated by the Corporation. Any determination of such an inability to perform shall be made only by the President of the Corporation with such professional advice as he may deem appropriate. Any determination of disability made by the Corporation's President shall be final and conclusive. Nothing in this Section 9 shall affect Employee's disability insurance contract rights.

         10. Post-Termination Payments. Upon termination pursuant to Sections 7, 8 and 9 of this Agreement, the Corporation shall pay Employee or his estate any base salary earned and unpaid to the date of termination, and any outstanding funds advanced by the Corporation to or on behalf of Employee shall become immediately due and payable. In the event that any funds are due from Employee to the Corporation, the Corporation shall, upon termination of Employee's employment, have a right to reduce any payment due to Employee by the sums owed to the Corporation. In addition, if termination is pursuant to Sections 8 or 9 of this Agreement, then within ninety (90) days after the end of the Corporation's fiscal year during which Employee's death or commencement of disability occurred, the Corporation shall pay Employee or his estate a portion of the annual incentive compensation, if any has been earned, as prorated by the Corporation's President, which proration shall be final and conclusive.

         11. Prior Agreements. This Agreement terminates, cancels and supersedes all prior verbal and written understandings between the Corporation and Employee regarding services covered under this Agreement other than the Employee Confidentiality Agreement executed by Employee for the benefit of the Corporation, which is in full force and effect.

         12. Complete Agreement. This Agreement embodies the complete, full and exclusive understanding of the Corporation and Employee with respect to Employee's employment by the Corporation. Any amendments, additions, or supplements to or cancellation of this Agreement shall be effective and binding on the Corporation and Employee if in writing and signed by both parties. Subject to the provision of Section 14 hereof, this Agreement shall be binding upon the successors and assigns of the parties. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or a dissimilar nature.

         13. No Assignment. Neither party hereto may transfer or assign its rights or interests under this Agreement without the other party's written consent.

         14. Notice. Any written notice given under this Agreement by either party shall be delivered via certified mail, return receipt requested, via courier or in person directed to the addressee at the address of such addressee as hereinafter set forth, unless prior written notice of a change of address has been furnished, in which case such changed address shall be used:


                         PPO Management Solutions, Inc.
                                P. O. Box 549005
                            Dallas, Texas 75354-9005

                               Patrick W. Kennedy
                                5101 Captiva Dr.
                               Plano, Texas 75093


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         Notice shall be deemed to be given upon the date when delivery is first attempted at the address of the addressee.

         15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

         16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         17. Attorney. Employee acknowledges that the General Counsel of the Corporation represents the Corporation and not Employee. Employee further acknowledges that the General Counsel of the Corporation advised the Employee that he should seek legal counsel for the review of this Agreement.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers, and Employee has executed this Agreement by hereunto setting hand as of the day and year first above written.



                                             /s/ PATRICK W. KENNEDY
                                           -------------------------------------
                                           Patrick W. Kennedy



                                           PPO Management Solutions, Inc.


                                           By:  /s/ ROBERT O. BROOKS
                                              ----------------------------------
                                              Robert O. Brooks, President and
                                              Chief Executive Officer


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                                    Exhibit A

Key responsibilities:

     o Establish a comprehensive technology vision for MedicalControl Network Solutions, Inc. ("MedicalControl") and PPO Management Solutions, Inc. ("PMS" and together with MedicalControl, the "Company") enabling leading edge services and performance for the companies and their clients. Define, develop and implement a strategy to place MedicalControl and PMS as technical leader within PPO industry and competitive superiority.

     o Define and implement an overall IM strategy for the Company aligned with corporate business objectives. Strategy must support MedicalControl Network Solutions, Inc. and PPO Management Solutions, Inc.

     o Build a rapport with Business Unit Executives so that they fully support the new IM management process - jointly developed, implemented and enforced by Business Units and IM management, to include: Change Management, Problem Management, Project Management, Service Level Agreements, and Measurements.

     o Validate current Business Unit IM projects by publishing a baseline of the projects, their status and priority.

     o Hire, train, supervise, assign and evaluate the IM management and technical staff and oversees the management of the entire IM organization. Responsible for the corporate IM budget development and tracking of expenditures.

     o Directs and develops staff in the successful performance of their tasks and responsibilities.

     o Develops and implements budget methods and practices to insure efficient use of corporate IM resources.

     o Proactive communication with end-users concerning overall and divisional/departmental IM customer service.

     o Recommends and approves the purchase of all major hardware and software.

     o Develop and implement initiatives to sell, market and support PPO Management Solutions' products including claims repricing, data center and software sales.

     o    Manage the Company's corporate data reporting activities.

     o Interface with the Company's clients and prospect clients concerning systems and operations.